00000000http://schemas.microsoft.com/office/word/2003/wordmlurn:schemas-microsoft-com:office:smarttags013f

WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

QUANTUM VENTURES, INC.

A NEVADA CORPORATION

The undersigned Directors, being all the Directors of Quantum Ventures, Inc., a StateplaceNevada corporation, pursuant to the by-laws of the Corporation, hereby consent to the following action, without a meeting, and waive all notice or other meeting requirements.

1)

Resignation of Director

WHEREAS, the Company has received and accepted the resignation of Ronald Nittritz as Secretary and Treasurer and a director of the Corporation.

RESOLVED, that the number of directors of the Corporation be increased from two directors to  Eight directors to serve until the next annual meeting of the shareholders or until removed or other action as allowed by the corporate bylaws.

Dated: This 27TH day of November, 2007.

The undersigned, being all the Directors of Quantum Ventures, Inc., waive the required notice of meeting and consent to all actions taken hereby.

/s/Desmond Ross

DESMOND ROSS, PRESIDENT

AND DIRECTOR

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